As filed with the Securities and Exchange Commission on May 8, 2015

Registration No. 333-192891

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

MARCHEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	35-2194038
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

520 Pike Street, Suite 2000

Seattle, WA 98101

(206) 331-3300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter Christothoulou

Chief Executive Officer

Marchex, Inc.

520 Pike Street, Suite 2000

Seattle, WA 98101

(206) 331-3300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Francis J. Feeney, Jr., Esq.

Michelle D. Paterniti, Esq.

DLA Piper LLP (US)

33 Arch Street, 26th Floor

Boston, MA 02110

(617) 406-6000

Approximate date of commencement of proposed sale to public: Not applicable.

If any of the securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

On January 9, 2014, the Securities and Exchange Commission declared effective a registration statement on Form S-3 (File No. 333-192891) (the “Registration Statement”) of Marchex, Inc. (the “Registrant”) registering the offer and sale by the Registrant of 2,857,000 shares of Class B common stock and the resale of 2,857,000 shares of Class B common stock by certain selling stockholders named therein.

Pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to deregister and remove from registration all registered but unsold shares covered by the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 8, 2015.

MARCHEX, INC.

By:	/s/ Peter Christothoulou
Peter Christothoulou
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement No. 333-192891 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Christothoulou Peter Christothoulou	Chief Executive Officer (Principal Executive Officer)	May 8, 2015

/s/ Michael A. Arends Michael A. Arends	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 8, 2015

/s/ Russell C. Horowitz Russell C. Horowitz	Executive Director	May 8, 2015

/s/ Dennis Cline Dennis Cline	Director	May 8, 2015

/s/ Anne Devereux-Mills Anne Devereux-Mills	Director	May 8, 2015

/s/ Nicolas Hanauer Nicolas Hanauer	Vice Chairman and Director	May 8, 2015

/s/ Clark Kokich Clark Kokich	Executive Chairman and Director	May 8, 2015

/s/ Ian Morris Ian Morris	Director	May 8, 2015

/s/ M. Wayne Wisehart M. Wayne Wisehart	Director	May 8, 2015